Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350

In connection with the Annual Report of Red Robin Gourmet Burgers, Inc. (the "Company") on Form 10-K for the period ended December 28, 2025, as filed with the Securities and Exchange Commission (the "SEC") on February 25, 2026 (the "Report"), the undersigned, David Pace, Chief Executive Officer, and Christopher Meyer, Interim Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;
(a)the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
(b)the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 25, 2026	/s/ David Pace
David Pace Chief Executive Officer

Dated:	February 25, 2026	/s/ Christopher Meyer
Christopher Meyer Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
The foregoing certification is being furnished to the SEC pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Exchange Act and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.